May 13, 1997



  Securities and Exchange Commission
  Mail Stop 9-5
  450 5th Street, N.W.
  Washington, D.C.   20549




  Dear Sirs/Madams:

  We have read and agree with the comments in Item 4 of Form
  8-K of National Cooperative Bank dated May 13, 1997.



  Yours truly,
  Deloitte & Touche LLP